EXHIBIT 15





October 30, 2003




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

         We are aware that our reports dated April 16, 2003 and July 15, 2003 on our reviews of interim financial information of Ford Motor Company (the "Company") for the three and six-month periods ended March 31, 2003 and June 30, 2003, respectively, and included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, and June 30, 2003, respectively, are incorporated by reference in its Registration Statement dated October 30, 2003.

Yours very truly,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP